                                                                   EXHIBIT 10.9

================================================================================

                              AMENDED AND RESTATED

                              MANAGEMENT AGREEMENT


                                    between


                  CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.


                                      and


                          CHARTER COMMUNICATIONS, INC.



                         Dated as of September 29, 1995


================================================================================

TABLE OF CONTENTS
-----------------
                                                                     Page
                                                                     ----
RECITALS.............................................................  1

ARTICLE I  Definitions...............................................  2
     1.1  Defined Terms..............................................  2

ARTICLE II  Retention of the Manager.................................  4
     2.1  Agreement to Manage........................................  4
     2.2  Standards of Performance...................................  5
     2.3  Availability of Discounts, etc.............................  5
     2.4  Conflicts of Interest......................................  6
     2.5  Annual Business Plan.......................................  6
     2.6  Tax Returns, Financial Statements, Books, etc..............  6
          (a)  Tax Returns...........................................  6
          (b)  Financial Statements..................................  7
          (c)  Preparation of Documents under Financing Arrangements.  7
          (d)  Books and Records.....................................  7
          (e)  Appraisal.............................................  7

ARTICLE III  Restricted Activities of the Manager....................  8
     3.1  Restricted Activities of the Manager.......................  8

     4.1  Base Management Fee........................................ 10
          (a)  General............................................... 10
          (b)  Expenses.............................................. 10
          (c)  Employees............................................. 10
     4.2       Cash Bonus............................................ 11
          (a)  Determination of Cash Bonus........................... 11
          (b)  Procedures for Payment of Cash Bonus.................. 11
     4.3  Payment of Fee and Cash Bonus.............................. 11
     4.4  Pro Rated Fee and Cash Bonus............................... 11

ARTICLE V  Representations and Warranties............................ 12
     5.1  Representations and Warranties of the Company.............. 12
          (a)  Due Organization; Power and Authority, etc............ 12
          (b)  Authorization; Enforceability......................... 12
          (c)  Executing Parties..................................... 12
     5.2  Representations and Warranties of the Manager.............. 12
          (a)  Due Organization; Power and

                                                                     Page
                                                                     ----
               Authority, etc.....................................    12
          (b)  Authorization; Enforceability......................    13
          (c)  Executing Parties..................................    13
          (d)  Authorizations.....................................    13
     5.3       Survival of Representations and Warranties.........    13

ARTICLE VI  Insurance and Indemnity...............................    13
     6.1  Insurance...............................................    13
     6.2  Indemnification of the Manager..........................    13
     6.3  Indemnification by the Manager..........................    14
     6.4  Persons Indemnified.....................................    14

ARTICLE VII  Termination..........................................    15
     7.1  Default by the Manager..................................    15
     7.2  Effect of Termination...................................    15

ARTICLE VIII  Miscellaneous.......................................    15
     8.1  Prohibited Transfers and Assignments....................    15
     8.2  Waiver..................................................    16
     8.3  Amendment and Modification..............................    16
     8.4  Governing Law...........................................    16
     8.5  Invalidity of Provision.................................    16
     8.6  Notices.................................................    17
     8.7  Headings; Execution in Counterparts.....................    18
     8.8  Successors..............................................    18
     8.9  Entire Agreement........................................    18

SCHEDULES

     Schedule 1         List of Cable Systems

     Schedule 2         Projected OCF

                   AMENDED AND RESTATED MANAGEMENT AGREEMENT


     AMENDED AND RESTATED MANAGEMENT AGREEMENT (the "Agreement"), dated as of September 29, 1995, between Charter Communications, Inc., a Delaware corporation (the "Manager"), and Charter Communications Entertainment I, L.P., a Delaware limited partnership (the "Company").


                                    RECITALS
                                    --------

     WHEREAS, the Manager and CCA Acquisition Corp., a Delaware corporation ("CCA Acquisition"), are party to a Management Agreement, dated as of January 18, 1995 (the "Original Management Agreement");

     WHEREAS, CCA Acquisition is transferring all of its assets and liabilities to the Company;

     WHEREAS, the parties hereto desire to amend and restate the Original Management Agreement, to provide, among other things, for the replacement of CCA Acquisition by the Company as a party to this Agreement;

     WHEREAS, upon the completion of such transfer, the Company and its subsidiaries will own and operate the cable television systems listed on
Schedule 1;

     WHEREAS, the Company desires to retain the Manager to manage and operate the Cable Systems (as defined below) on its behalf, and the Manager has agreed to manage and operate the Cable Systems, all upon the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------

     1.1  Defined Terms.  When used in this Agreement, the following terms
          -------------
shall have the meanings ascribed to them in this Section 1.1:

     "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

     "Cable Systems" shall mean the cable television systems listed on Schedule 1 and any cable television systems subsequently acquired by the Company or any of its subsidiaries during the Term.

     "Cash Bonus" shall mean the annual cash bonus payable to the Manager with respect to a given Fiscal Year, which shall equal 30% of the excess, if any, of OCF for such Fiscal Year over Projected OCF for such Fiscal Year.

     "CCA Holdings" shall mean CCA Holdings Corp., a Delaware corporation.

     "Closing Date" shall mean the date of the closing under the Asset Purchase Agreement, dated as of March 30, 1995, as the same shall be amended from time to time, among Cencom Cable Television, Inc., Lenoir T.V. Cable, Inc., CCT Holdings Corp. and CCA Holdings.

     "Equity Agreements" shall mean the Stockholders' Agreement, the Registration Rights Agreement and the Subscription Agreements.

     "Financial Advisory Agreement" shall mean the Amended and Restated Financial Advisory Agreement, dated as of the Closing Date, between Kelso & Company, L.P. and the Company.

     "Fiscal Year" shall mean a year beginning on January 1 of one calendar year and ending on December 31 of the same calendar year, or such other fiscal year as the Company and the Manager may hereafter agree, provided, however, that
                                                         --------  -------
the term "Fiscal Year" shall mean with respect to the Company's first period of operations the period commencing on the Closing Date and ending on December 31 of the same calendar year.

     "General Partner" shall mean CCA Acquisition, together with any other entities which, in accordance with the terms of the Partnership Agreement, may be admitted after the date hereof as a general partner of the Company.

     "H C Crown" shall mean H C Crown Corp., a Delaware corporation.

     "Kelso" shall mean Kelso Investment Associates V, L.P., a Delaware limited partnership.

     "Loan Agreement" shall mean the Amended and Restated Loan Agreement, dated as of September 29, 1995, among the Company, Toronto Dominion (Texas), Inc., as Documentation Agent and Managing Agent, and the other banks signatory thereto, including any amendment, renewal, extension, substitution, refinancing, replacement or other modification thereof.

     "Partnership Agreement" shall mean the Agreement of Limited Partnership of the Company, dated as of September 29, 1995, as the same shall be amended from time to time, among the General Partner and the limited partners party thereto.

     "OCF" for any period means the sum of (a) consolidated net income before nonrecurring gains or losses for such period and (b) all amounts deducted in the determination of such consolidated net income in respect of (i) depreciation
                                                             -
and amortization, (ii) interest charges, (iii) federal, state and local income
                   --                     ---
taxes, (iv) franchise and similar taxes and fees and (v) fees paid to Kelso &
        --                                            -
Company, L.P. pursuant to the Financial Advisory Agreement. OCF shall be derived from the audited consolidated financial statements of the Company and its subsidiaries delivered to the Company by the Manager pursuant to Section 2.6.

     "Person" shall mean an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Principals" shall mean Howard L. Wood, Barry L. Babcock and Jerald L. Kent or appropriate replacements, reasonably satisfactory to and approved by Kelso.

     "Projected OCF" shall mean the projected OCF for a given Fiscal Year for the Company and its subsidiaries set forth on Schedule 2. Schedule 2 shall be amended by the

Company, with the consent of Kelso and the Manager, each acting reasonably and in good faith, prior to any acquisition or disposition of assets outside the ordinary course of business to reflect such acquisition or disposition.

     "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of January 18, 1995, as the same shall be amended from time to time, among CCA Holdings, Kelso, Kelso Equity Partners V, L.P. and the Manager.

     "Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated July 1, 1994, as amended, among H C Crown, CM Acquisition Corp., Marcus Cable Partners, L.P., the Manager, the Company and Charter Communications II, L.P.

     "Stockholders' Agreement" shall mean the Amended and Restated Stockholders' Agreement, dated as of the date hereof, as the same shall be amended from time to time, among CCA Holdings, Kelso, Kelso Equity Partners V, L.P. and the Manager.

     "Subscription Agreements" shall mean the Subscription Agreements, each dated as of January 18, 1995, between CCA Holdings and each of the Manager, Kelso and Kelso Equity Partners V, L.P.

     "Subordinated Loan Agreement" shall mean the Senior Subordinated Loan Agreement, dated as of January 18, 1995, as the same shall be amended from time to time, between H C Crown and CCA Holdings.

     "Term" shall mean the term of this Agreement which shall commence on the Closing Date and end upon the tenth anniversary thereof, unless sooner terminated pursuant to the terms hereof.


                                  ARTICLE II

                            Retention of the Manager
                            ------------------------

      2.1  Agreement to Manage. (a) Subject to the terms and conditions
           -------------------
hereinafter set forth, the Company hereby retains the Manager, and the Manager hereby accepts such retention, as the manager of the Cable Systems, with full power and authority during the Term to carry out all responsibilities of the Manager under this Agreement.

     (b) The Manager shall, subject to Section 3.1 and in accordance with all applicable laws, administrative enactments and franchise agreements and licenses, be responsible for the management and operation of the Cable Systems, including, but not limited to, (i) determination of policy, (ii) preparation and
                                -                            --
filing of all materials with appropriate federal, state and local regulatory agencies or departments (including but not limited to the Federal Communications Commission, Equal Employment Opportunity Commission and state agencies having similar jurisdiction), (iii) hiring, supervision and dismissal of all
                        ---
personnel, (iv) day-to-day system operations and (v) payment of all financial
            --                                    -
obligations and operating expenses relating to the Cable Systems. All such responsibilities shall be undertaken under the Company's continuing oversight, review, supervision and control. Notwithstanding the foregoing, the Company shall retain unfettered use of all facilities and equipment of the Cable Systems and all cash or other assets received by the Manager in connection with the management and operation of the Cable Systems shall be the property of the Company, other than the Manager's compensation pursuant to Section 4.

     2.2  Standards of Performance.  The Manager covenants with the Company to
          ------------------------
manage and operate the Cable Systems in substantially the same manner as cable television systems managed or owned by the Manager are managed and operated, and to perform its duties and obligations under this Agreement in accordance with all applicable laws, the terms and conditions of all applicable franchise agreements and licenses and standard industry practices with respect to the management of similar cable television systems. The Company acknowledges that the Manager manages and owns other cable television systems. Nevertheless, the Manager agrees that at any given time at least two of the Principals will be devoting a substantial amount of their respective time to the management and operation of the Cable Systems.

     2.3  Availability of Discounts, etc.  To the extent that the Manager is
          -------------------------------
able to negotiate discounts or other favorable terms with suppliers of programming and other goods and services with respect to cable systems owned or managed by it, which discounts or other favorable terms are based on the buying power of the Manager or otherwise, the Manager shall use its commercially reasonable efforts to make the benefit of such discounts or other favorable terms available to the Cable Systems on the same terms. In no event shall the Cable Systems receive goods and services from the Manager on terms less favorable than what the Cable Systems would receive from an unaffiliated third party.

     2.4  Conflicts of Interest.  The Manager shall not cause the Company, any
          ---------------------
of its subsidiaries or any Cable System to engage in any transaction or enter into any agreement with the Manager or any Affiliate or employee thereof unless
(a) such transaction or agreement is in the ordinary course of business and upon
 -
terms and conditions substantially similar to those granted to or imposed by the Manager on all other cable television systems owned or managed by the Manager or
(b) the General Partner shall have consented thereto (which consent may be
 -
granted or withheld in the sole discretion of the General Partner).

     2.5  Annual Business Plan.  On or before the Closing Date (but, in any
          --------------------
event, not later than the date upon which the Company is required to deliver the following budgets to the lenders under the Loan Agreement or to H C Crown under the Subordinated Loan Agreement), the Manager shall prepare and submit to the General Partner for its approval proposed capital and operating budgets for the Company and its subsidiaries for the remaining portion of the 1995 Fiscal Year. Commencing with the budget for the 1996 Fiscal Year, the Manager shall prepare and submit to the General Partner for its approval at least 30 days prior to the first day of each Fiscal Year (and, in any event, at least 30 days prior to any required delivery of such budgets to the lenders under the Loan Agreement or to H C Crown under the Subordinated Loan Agreement) proposed capital and operating budgets for the Company and its subsidiaries for the forthcoming Fiscal Year.
As revised and approved by the General Partner, such proposed capital and operating budgets shall become the "Annual Business Plan" for the Company and its subsidiaries.


     2.6  Tax Returns, Financial Statements, Books, etc.  Without limiting the
          ----------------------------------------------
generality of the Manager's responsibilities set forth in Section 2.1(b), the Manager shall:

     (a)  Tax Returns.  Prepare or cause to be prepared and file all tax
          -----------
returns and statements, if any, that must be filed on behalf of the Company or any of its subsidiaries with any taxing authority. The Manager will provide copies of any such filings to Kelso or any of its Affiliates or any of their respective representatives upon request.

      (b)  Financial Statements.  Render to the Company (i) within 120 days
           --------------------                          -
following the end of each Fiscal Year, audited financial statements for each prior Fiscal Year, (ii) within 45 days following the end of each fiscal quarter,
                    --
unaudited financial statements for each prior fiscal quarter, (iii) within 45 days following the end of each month, monthly financial statements and (iv)
                                                                        --
such other information or reports as the General Partner may reasonably request. All financial statements shall be for the Company and its subsidiaries on a consolidated basis and shall be prepared in accordance with generally accepted accounting principles, consistently applied. The Manager will provide copies of any such financial statements, information or reports to Kelso or any of its Affiliates or any of their respective representatives upon the reasonable request of such parties.

     (c)  Preparation of Documents under Financing Arrangements.  Prepare or
          -----------------------------------------------------
cause to be prepared all documents, certificates, reports and other information required to be delivered to the lenders under the Loan Agreement or H C Crown under the Subordinated Loan Agreement and otherwise cause the Company and its subsidiaries to comply with the terms thereof. The Manager will provide copies of any such documents, certificates, reports and other information to Kelso or any of its Affiliates or any of their respective representatives upon request.

     (d)  Books and Records.  Maintain complete and accurate records and
          -----------------
accounts pertaining to the business of the Company and its subsidiaries in accordance with generally accepted accounting principles. Kelso, its Affiliates and their respective representatives shall be entitled to inspect and audit the books, records and accounts of the Company and its subsidiaries.

     (e)  Appraisal.  Engage, from time to time, but not less often than once
          ---------
with respect to every Fiscal Year, commencing with the Fiscal Year ending on Decem ber 31, 1995, and not later than 90 days after the end of each Fiscal Year, an independent valuation consultant or appraiser of recognized national standing reasonably satisfactory to Kelso to appraise the fair market value of the Company and its subsidiaries on a consolidated basis as of the last day of the Fiscal Year then most recently ended or, at the request of the

Company or Kelso, as of any more recent date and to prepare and deliver a report to the Company and Kelso describing the results of such appraisal.

                                  ARTICLE III

                      Restricted Activities of the Manager
                      ------------------------------------

       3.1  Restricted Activities of the Manager.  Without the prior written
            ------------------------------------
 consent of the General Partner, which consent may be granted or withheld in its sole discretion, the Manager shall not do, or cause or permit to be done, the following for or on behalf of the Company or any of its subsidiaries:

       (a) Modify, amend or waive any material right under any agreement between the Company or any of its subsidiaries, on the one hand, and the Manager or any Affiliate or employee thereof, on the other hand, including, without limitation, this Agreement and the Equity Agreements.

       (b) Approve any additional payment by the Company or any of its subsidiaries to the Manager or any Affiliate or employee thereof other than as provided in subsection (k)(ii) below.

       (c) Commence or settle any suit, action or other legal or administrative proceeding, except for any suit, action or other proceeding brought or defended in the ordinary course of business where the Manager has no reasonable expectation that potential damages will exceed $1,000,000.

       (d)  Select or replace the Company's independent public accountants.

       (e) Materially change the accounting practices of the Company or any of its subsidiaries .

       (f) Materially change any of the tax reporting positions or elections of the Company or any of its subsidiaries.

       (g) Assert any of the Company's rights under the Stock Purchase Agreement, provided, however, that the failure of the Company to timely assert
           --------  -------
such rights in
accordance therewith shall not constitute a breach by the Manager hereunder.

       (h) Operate any business or enter into any agreement not related to the Cable Systems.

       (i) Approve the Annual Business Plan, including the annual capital and operating expense budget, or change any such approved budgets by more than 10% in the aggregate.

       (j)  Incur or guarantee any indebtedness, except (i) indebtedness for
                                                         -
borrowed money not in excess of $1,000,000, (ii) indebtedness pursuant to the
                                             --
Loan Agreement, (iii) indebtedness in connection with a programming contract
                 ---
or a cable television basic service supply contract entered into in the ordinary course of business which requires aggregate payments of less than $3,000,000 over the value assigned to such contract in the Company's most recent operating expense budget, (iv) guarantees of any obligations under franchise
                           --
agreements of any of the Company's subsidiaries and (v) indebtedness in
                                                     -
connection with those cable television programming services commonly known in the cable television industry as "Pay-TV" or "premium services" entered into in the ordinary course of business.

       (k) Make any loans or advances to or investments in any Person other than a subsidiary of the Company, except (i) extensions of trade credit in the
                                          -
ordinary course of business and (ii) loans and advances to employees of the
                                 --
Company or any of its subsidiaries for reasonable travel, relocation and related expenses in the ordinary course of business not to exceed $1 million in the aggregate outstanding at any one time.

       (l) Sell, pledge, encumber, donate, abandon, transfer or otherwise dispose of any portion of the Company's or any of its subsidiaries' assets having a fair market value in excess of $3,000,000.

       (m) Unless included in the capital budget approved under subsection (i) above, purchase, lease or acquire on behalf of the Company or any of its subsidiaries any interest in any real property or other assets having a fair market value in excess of $3,000,000.

       (n) Unless included in the capital or operating budgets approved under subsection (i) above or permit-ted under subsection (j) above, enter into, or materially modify or waive any of the Company's or any of its subsidiaries' material rights under, any agreement or related set of agreements involving aggregate payments to or by the Company or any of its subsidiaries in excess of $1,000,000 during the term of such agreement or agreements.


                                  ARTICLE IV

                                 Compensation
                                 ------------

4.1  Base Management Fee.  (a) General.  As compensation to the Manager for the
     -------------------       -------
management and operation of the Cable Systems, the Company shall pay to the Manager an aggregate fee (the "Base Management Fee") equal to $3,250,000 per Fiscal Year, payable quarterly in arrears. In the event the Company acquires Cable Systems after the Closing Date, the Company and the Manager shall negotiate in good faith to effect a mutually acceptable increase to the Base Management Fee to reflect such acquisitions.

(b)  Expenses.  The Base Management Fee shall cover all expenses related to the
     --------
management and operation of the Cable Systems, provided, however, the Base
                                               --------  -------
Management Fee will not cover, and the Company or its subsidiaries will pay or reimburse the Manager for, (i) in any given year, the kinds and amount of
                            -
operating and capital expenses of the Cable Systems set forth in the Annual Business Plan for such year and (ii) the reasonable out-of-pocket travel
                                 --
expenses (and lodging and entertainment expenses incurred by the Manager in connection therewith) incurred by the Manager in connection with the performance of its duties hereunder. Notwithstanding the provisions of clause (i) above, in the event that the amount of any actual operating and capital expense of the Cable Systems in any given year exceeds the amount of such expense set forth in the Annual Business Plan for such year, then the Company or its subsidiaries shall pay or reimburse the Manager for such excess up to an amount equal to 10% of such operating and capital expense set forth in the Annual Business Plan for such year.

(c)    Employees.  It is understood by the parties that the Company and its
       ---------
subsidiaries shall have the benefit of the headquarters, facilities, officers and employees of the Manager. The Manager shall be responsible for providing all benefits to such employees and shall indemnify the

Company and its subsidiaries for any claim in connection therewith.

4.2  Cash Bonus. (a) Determination of Cash Bonus.  Following the end of each
     ----------      ---------------------------
Fiscal Year (beginning with the 1995 Fiscal Year) during the Term of this Agreement, if OCF for such Fiscal Year exceeds Projected OCF for such Fiscal Year, the Company shall pay to the Manager the Cash Bonus for such Fiscal Year.

(b)  Procedures for Payment of Cash Bonus.  Together with delivery of the
     ------------------------------------
Company's audited financial statements for each Fiscal Year, the Manager shall cause the Company's auditors to deliver a schedule that sets forth, for such Fiscal Year: (i) OCF, including the calculations made to determine OCF, (ii)
               -                                                          --
Projected OCF and (iii) calculations showing the amount, if any, of the Cash
                   ---
Bonus, as determined in accordance with this Section 4.2 and the definition of Cash Bonus. Such schedule will be presented to the General Partner for its approval (which approval shall not be unreasonably withheld or delayed). If a Cash Bonus is payable for any Fiscal Year, it will become due and payable to the Manager within five days after delivery of such schedule to the General Partner for its approval described in the preceding sentence.

4.3  Payment of Fee and Cash Bonus.  Notwithstanding anything to the contrary
     -----------------------------
herein, the Company shall not be permitted or obligated to pay the Base Management Fee or any Cash Bonus to the extent the Company is restricted from paying such Base Management Fee or Cash Bonus by any of the Loan Agreement or the Subordinated Loan Agreement. In the event the Company is unable to pay the full amount of any Base Management Fee or Cash Bonus due to any such restriction, the Company shall pay such deferred amounts together with 8% annual interest thereon, as soon as such payment is permissible under the Loan Agreement, if ever, and the Subordinated Loan Agreement.

4.4  Pro Rated Fee and Cash Bonus.  If this Agreement is terminated at any
     ----------------------------
time during the Term other than the end of a Fiscal Year, the Base Management Fee and any Cash Bonus to which the Manager might be entitled pursuant to
Section 4.2 shall be determined on a pro rata basis for the Fiscal Year during which the termination occurs.

                                   ARTICLE V

                         Representations and Warranties
                         ------------------------------

5.1  Representations and Warranties of the Company.  As a material inducement
     ---------------------------------------------
to the Manager to enter into this Agreement, the Company represents and warrants that:

(a)  Due Organization; Power and Authority, etc.  It is a limited partnership
     -------------------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware, with all necessary partnership power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution and delivery hereof and the performance by the Company of its obligations hereunder will not violate or constitute a default under the terms and provisions of its certificate of limited partnership or agreement of limited partnership or of any agreement, law or court order to which the Company is a party or by which the Company is bound.

(b)  Authorization; Enforceability.  All actions required to be taken by or on
     -----------------------------
behalf of the Company to authorize it to execute, deliver and perform its obligations under this Agreement have been taken, and this Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally.

(c)  Executing Parties.  The Person executing this Agreement on behalf of the
     -----------------
Company has full power and authority to bind the Company to the terms hereof.

5.2  Representations and Warranties of the Manager.  As a material inducement
     ---------------------------------------------
to the Company to enter into this Agreement, the Manager represents and warrants that:

(a)  Due Organization; Power and Authority, etc.  It is a corporation duly
     -------------------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution and delivery hereof and the performance by the Manager of its obligations hereunder will not violate or consti-tute a default under the terms and provisions of its certificate of incorporation or by-laws or of any agreement, law or court order to which the Manager is a party or by which the Manager is bound.

(b)  Authorization; Enforceability.  All actions required to be taken by or on
     -----------------------------
behalf of the Manager to authorize it to execute, deliver and perform its obligations under this Agreement have been taken, and this Agreement is a valid and binding obligation of the Manager, enforceable in accordance with its terms, except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally.

(c)  Executing Parties.  The Person executing this Agreement on behalf of the
     -----------------
Manager has full power and authority to bind the Manager to the terms hereof.

(d)  Authorizations.  The Manager has all necessary permits, licenses,
     --------------
franchises, authorizations and entitlements necessary to perform its obligations under this Agreement.

5.3  Survival of Representations and Warranties.  All representations,
     ------------------------------------------
warranties and indemnities of the Company and the Manager in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.


                                  ARTICLE VI

                            Insurance and Indemnity
                            -----------------------

6.1    Insurance.  The Manager shall take out, or cause to be taken out, in each
       ---------
case at the expense of the Company, and maintain in force, such insurance policies, bonds, or other sureties as are required by federal, state or local law or by requirements of any franchise agreement or as are customary in the normal course of business in the cable television industry.

6.2    Indemnification of the Manager.  The Company hereby agrees to defend
       ------------------------------
(with counsel approved by the Manager, which approval shall not be unreasonably withheld), indemnify and hold the Manager harmless from and against and reimburse the Manager for any loss, liability, claim, liti-
gation, damage, penalty, action, demand and expense arising out of, connected with or incidental to: (a) the performance by the Manager of its duties under
                        -
this Agreement or any matter arising out of the relationship created hereby, except to the extent that the Manager shall have acted with gross negligence, dishonesty, willful malfeasance or gross misconduct or (b) any breach of any
                                                        -
representation by the Company in this Agreement. This obligation to indemnify shall include reasonable attorneys' fees and investigation costs and all other reasonable costs, expenses and liabilities incurred by the Manager or its counsel in connection with any such claim. Such fees, costs and expenses shall be paid by the Company in advance of the final disposition of such claim upon receipt of an undertaking by or on behalf of the Manager to repay such amount if it shall ultimately be determined that the Manager is not entitled to be indemnified by the Company.

6.3    Indemnification by the Manager.  The Manager hereby agrees to defend
       ------------------------------
(with counsel approved by the Company, which approval shall not be unreasonably withheld), indemnify and hold the Company and its subsidiaries harmless from and against and reimburse the Company and its subsidi aries for any loss, liability, claim, litigation, damage, penalty, action, demand and expense arising out of, connected with or incidental to: (a) any gross
                                                            -
negligence, dishonesty, willful malfeasance or gross misconduct by the Manager in connection with the performance by the Manager of its obligations contained in this Agreement or (b) any breach of any representation made by the Manager in
                      -
this Agreement. This obligation to indemnify shall include reasonable attorneys' fees and investigation costs and all other reasonable costs, expenses and liabilities incurred by the Company, its subsidiaries or its counsel in connection with any such claim.

6.4  Persons Indemnified.  The foregoing agreements by the Manager or the
     -------------------
Company to indemnify and hold the other harmless shall inure to the benefit not only of the respective indemnitee but also to that of its respective Affiliates, and the directors, officers, employees, partners, agents and control persons
(as such term is defined in the Securities Act of 1933, as amended, and the rules and regulations thereunder) of such indemnitee and its Affiliates. For purposes of this Section 6.4, neither the Manager nor any of its officers, directors, employees or stockholders shall be deemed to be an Affiliate of the Company.

                                  ARTICLE VII

                                  Termination
                                  -----------

7.1  Default by the Manager.  (a) If the Manager materially breaches this
     ----------------------    -
Agreement or the Stockholders' Agreement and the Manager fails to cure such breach within 10 days after receipt of written notice from the Company advising the Manager of the action allegedly resulting in such breach (or, if such breach is not susceptible of cure within such period, fails to cure such breach as promptly as possible, but in any event, within 90 days after receipt of written notice from the Company), provided that the foregoing 90 day cure period will
                          --------
not apply to any willful breach of either such agreement by the Manager or (b)
                                                                            -
if the Manager, or any employee or consultant thereof, engages in any act of gross negligence, dishonesty, willful malfeasance or gross misconduct that is materially injurious to the Company and its subsidiaries taken as a whole, then the Company may elect, by written notice to the Manager, to terminate this Agreement or (c) if the Manager defaults under any material agreement to which
              -
it is a party and the Company reasonably believes that the Manager will be unable to pay its debts as such debts become due (whether upon maturity, acceleration or otherwise). Any such termination shall be effective as of the date specified in the notice of termination. Without limiting the generality of subsection (a) above, any breach of Section 8.1 hereof shall be deemed to be a material breach of this Agreement entitling the Company to terminate this Agreement. Kelso shall be entitled to exercise all of the Company's rights under this Section 7.1.

     Effect of Termination.  If this Agreement is terminated pursuant to Section
     ---------------------
7.1, such termination will be without liability of any party and such party's Affiliates to any other party and such other party's Affiliates, except for liabilities resulting from any breach or default occurring prior to such termination. The provisions of Article VI shall survive any termination of this Agreement.


                                 ARTICLE VIII

                                 Miscellaneous
                                 -------------

8.1  Prohibited Transfers and Assignments.  The Manager shall not sell, convey,
     ------------------------------------
assign, transfer, hypothecate, pledge, or otherwise dispose of all or any part of its interests in or obligations under this Agreement or agree to do any of the foregoing, except that (i) with the prior written consent of
                                      -
Kelso, the Manager may assign its rights and obligations hereunder to an Affiliate of the Manager and (ii) with prior notice to the Company, the Manager
                              --
may assign to any commercial bank (a "Charter Lender") any of its rights hereunder, including its rights to receive compensation hereunder, as collateral for any loan made by such Charter Lender to the Manager. So long as this Agreement shall remain in full force and effect, the Principals shall own, in the aggregate, directly or indirectly, at least 51% of the voting interests and 35% of the economic interests of the Manager on a fully diluted basis, taking into account agreements or understandings (other than a pledge agreement entered into in accordance with the terms of the Stockholders' Agreement) in effect entitling any other Person (other than a Charter Lender) to the economic benefit of such securities, provided, however, that the Principals shall be permitted to
                    --------  -------
transfer their shares of common stock of the Manager to their respective spouses or children, or to trusts established for the benefit of such spouses or children. Notwithstanding the foregoing provisions of this Section 8.1, the Manager shall not take any action and shall not permit any Principal to take any action, that would cause a breach of the Loan Agreement or the Subordinated Loan Agreement.

8.2    Waiver.  The waiver by the Company or the Manager of any breach of any
       ------
term, covenant or condition contained in this Agreement shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. No covenant, term or condition of this Agreement shall be deemed to have been waived by the Company or the Manager, unless such waiver is in writing and is signed by the party against whom such waiver is asserted.

8.3    Amendment and Modification.  This Agreement may be amended, modified or
       --------------------------
supplemented only by written agreement of the Company and the Manager.

8.4    Governing Law.  This Agreement and the rights and obligations of the
       -------------
parties hereunder and the persons subject hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without giving effect to the choice of law principles thereof.

8.5    Invalidity of Provision.  The invalidity or unenforceability of any
       -----------------------
provision of this Agreement in any
jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

8.6    Notices.  All notices, requests, demands, letters, waivers and other
       -------
communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered
                                                           -
personally, (b) mailed, certified or registered mail with postage prepaid, (c)
             -                                                              -
sent by next-day or overnight mail or delivery or (d) sent by fax, as follows:
                                                   -

        (i)     If to the Company, to it at:

                Charter Communications Entertainment I, L.P.
                12444 Powerscourt Drive
                400
                St. Louis, Missouri  63131
                Attention:  Jerald L. Kent


        (ii)    If to the Manager, to it at:

                Charter Communications, Inc.
                12444 Powerscourt Drive
                Suite 400
                St. Louis, Missouri  63131
                Attention:  Jerald L. Kent

        With a copy of any such notice to the Company or the Manager also being sent to:

                Kelso Investment Associates V, L.P.
                c/o Kelso & Company
                350 Park Avenue, 21st Floor
                New York, New York  10022
                Attention:  James J. Connors, II, Esq.

or to such other person or address as any party shall specify by notice in writing to the Company. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by
                                                                -
personal delivery on the day after such delivery, (x) if by certified or
                                                   -
registered mail, on the fifth business day after the mailing thereof, (y) if by
                                                                       -
next-day or overnight mail or delivery, on the day delivered or (z) if by fax,
                                                                 -
on the next day following the day on which such fax was sent, provided that a copy is also sent by certified or registered mail.

8.7    Headings; Execution in Counterparts.  The headings and captions contained
       -----------------------------------
herein are for convenience and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

8.8    Successors.  Except as herein otherwise provided, the terms hereof
       ----------
shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of the Company and the Manager.

8.9    Entire Agreement.  This Agreement embodies the entire agreement and
       ----------------
understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings relating to the subject matter contained herein, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.


     IN WITNESS WHEREOF, the Company and the Manager have executed this Agreement as of the date first above written.


                                     CHARTER COMMUNICATIONS
                                        ENTERTAINMENT I, L.P.


                                     By: CCA Acquisition Corp.,
                                         as general partner



                                     By:/s/ Theodore W. Browne, II
                                        ----------------------------
                                        Theodore W. Browne
                                        Executive Vice President



                                     CHARTER COMMUNICATIONS, INC.



                                     By:/s/ Theodore W. Browne, II
                                        ----------------------------
                                        Theodore W. Browne
                                        Executive Vice President

                                   Schedule 1
                                   ----------

                             List of Cable Systems
                             ---------------------


                              Connecticut Systems
                              -------------------

1. Department of Public Utility Control (Northeast Connecticut) of the State of Connecticut for Ashford, Brooklyn-Danielson, Canterbury, Chaplin, Columbia, Coventry and Eastford (New London, Tolland and Windham Counties) [Willimantic System].

2. Department of Public Utility Control (West Connecticut) of the State of Connecticut for Bethlehem, Bridgewater, Brookfield, Kent, Monroe, New Fairfield, New Milford, Newtown, Roxbury, Sherman, Southbury, Trumbult, Washington and Woodbury (Fairfield, Litchfield and New Haven Counties) [Housatonic, Mid-Connecticut, New Milford and Newtown Systems].


                                Missouri Systems
                                ----------------

 1.  Ballwin               30.  Oakland
 2.  Bella Villa           31.  Olivette
 3.  Black Jack            32.  Pike County
 4.  Bowling Green         33.  Richmond Heights
 5.  Bridgeton             34.  Rock Hill
 6.  Charlack              35.  Shrewsbury
 7.  Country Life Acres    36.  St. George
 8.  Crestwood             37.  St. John
 9.  Creve Coeur           38.  St. Louis County Area A
10.  Crystal Lake Park     39.  St. Louis County Area D/E
11.  Des Peres             40.  Sunset Hills
12.  Ellisville            41.  Sycamore Hills
13.  Eureka                42.  Town & Country
14.  Fenton                43.  Troy
15.  Florissant            44.  Truesdale
16.  Frontenac             45.  Twin Oaks
17.  Glendale              46.  Unknown Area
18.  Grantwood Village     47.  Valley Park
19.  Hanley Hills          48.  Vinita Park
20.  Huntleigh             49.  Warren County
21.  Kirkwood              50.  Warrenton
22.  Ladue                 51.  Warson Woods
23.  Lakeshire             52.  Webster Groves
24.  Lakeview Estates      53.  Westwood
25.  Lincoln County        54.  Wilbur Park
26.  Mackenzie             55.  Winchester
27.  Manchester            56.  Woodson Terrace
28.  Marlborough           57.  Wright City
29.  Moscow Mills

                                   Schedule 2
                                   ----------

                                 Projected OCF
                                 -------------


        Final year            Projected
     Ended December 31           OCF
---------------------------  -----------

           1995              $43,111,178
           1996              $47,531,358
           1997              $52,566,181
           1998              $58,243,378
           1999              $64,198,510
           2000              $70,572,412
           2001              $77,352,348
           2002              $84,651,332
           2003              $92,483,668